                                                                   Exhibit 23(a)






CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wendy's International, Inc. of our report dated January 31, 2003, except for Note 6, as to which the date is April 21, 2003, relating to the consolidated financial statements and financial statement schedule of Wendy's International, Inc., which appears in Wendy's International, Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 29, 2002.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
August 8, 2003




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